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               EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                        (In thousands, except per share amounts)



                                                                YEAR ENDED DECEMBER 31,
                                                               1993      1992      1991
                                                            ---------  ---------  --------
PRIMARY EARNINGS PER SHARE
Earnings before cumulative effect of accounting changes       $63,379   $82,047   $75,524
Effect of preferred stock dividends                            (4,928)   (5,017)   (5,032)
                                                            ---------  ---------  --------
                                                               58,451    77,030    70,492
Cumulative effect of accounting changes                         2,141         -         -
                                                            ---------  ---------  --------
Net earnings available to common shareholders                 $60,592   $77,030   $70,492
                                                            =========   =======   ========

Average Common Shares outstanding                              28,470    28,474    28,547
Common stock equivalents                                          106         -         -
                                                            ---------  ---------  --------
Average number of Common Shares - primary                      28,576    28,474    28,547
                                                            =========   =======   ========

Primary earnings per share:
   Before cumulative effect of accounting changes               $2.05     $2.71     $2.47
   Cumulative effect of accounting changes                       0.07         -         -
                                                            ---------  ---------  --------
                      Primary Earnings per Common Share         $2.12     $2.71     $2.47
                                                            =========  =========  ========


FULLY DILUTED EARNINGS PER SHARE
Earnings before cumulative effect of accounting changes       $63,379   $82,047   $75,524
Effect of ESOP charge to operations assuming
   conversion of Series A ESOP Convertible
   Preferred Shares                                            (2,332)   (1,366)   (1,727)
                                                            ---------  ---------  --------
                                                               61,047    80,681    73,797
Cumulative effect of accounting changes                         2,141         -         -
                                                            ---------  ---------  --------
Net earnings available to common shareholders                 $63,188   $80,681   $73,797
                                                            =========  =========  ========

Average Common Shares outstanding                              28,470    28,474    28,547
Common stock equivalents                                          106         -         -
Assumed conversion of Series A ESOP Convertible
   Preferred Shares                                             2,755     2,747     2,759
                                                            ---------  ---------  --------
Average number of Common Shares - fully diluted                31,331    31,221    31,306
                                                            =========  =========  ========

Fully diluted earnings per share:
   Before cumulative effect of accounting changes               $1.95     $2.58     $2.36
   Cumulative effect of accounting changes                       0.07         -         -
                                                            ---------  ---------  --------
             Fully Diluted Earnings per Common Share            $2.02     $2.58     $2.36
                                                            =========  =========  ========

Common stock equivalents reflect the assumed exercise of dilutive employees' stock options using the treasury stock method for 1993.  These common stock equivalents were excluded from the calculation in 1992 and 1991 as their dilutive effect was not material.




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